Exhibit 10.17a



                                    AGREEMENT
                                    ---------

IN CONSIDERATION of GLENHUNTLY ROAD ENTERPRISES PTY LTD OR ITS NOMINEE(S) (hereinafter referred to as "the Purchaser") entering into an unconditional Contract of Sale of 34-36 Punt Road, Windsor, dated 4 February 2002, with I.T. TECHNOLOGY PTY LTD (hereinafter referred to as "the Vendor") and the Purchaser granting full rights of tenancy to the Vendor (including but not limited to existing office space, signage and car parking rights) rent free for a period of twelve (12) months from the Settlement Date under the said Contract of Sale, during which period the Purchaser shall be solely responsible for payment of all rates, water rates and land tax relating to the said tenancy, with an option thereafter to enter into a Lease, the Vendor agrees to procure transfer to the Purchaser's nominee, FRESH START PTY LTD of Shop 4/378 Glenhuntly Road, Elsternwick, 3185, of One Million (1,000,000) ordinary shares in Johnson's Well Mining NL, valued by the parties at $AUD30,000.00 in total.

Dated: 4 February, 2002


For and on behalf of I.T. TECHNOLOGY PTY LTD

Signature: /s/ Jonathan Herzog
           -------------------
               Director

Full Name: JONATHAN HERZOG


For and on behalf of GLENHUNTLY ROAD ENTERPRISES PTY LTD

Signature: /s/ A Goldberg
           -------------------
               Director


Full Name: ABRAHAM GOLDBERG